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                                                                    Exhibit 23.2


("PRICEWATERHOUSECOOPERS LOGO")


                                     PricewaterhouseCoopers
                                     Rua da Candelaria, 65 11 degrees-15 degrees
                                     20091-020 Rio De Janeiro, RJ - Brasil
                                     Caixa Postal 949
                                     Telefone (21) 3232-6112
                                     Fax (21) 2516-6319
                                     www.pwc.com/br


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of Telemar Participacoes S.A. of our report dated May 5, 2006, except for Note 34(x), as to which the date is June 14, 2006, relating to the consolidated financial statements of Tele Norte Leste Participacoes S.A., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


Rio de Janeiro, July 19, 2006


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes